EXHIBIT 99.2


                                  ADTRAN, INC.
                                  ------------
                                 (In thousands)

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

                                                                         2007
Product Revenues Based on New Categories:                      Q3         Q2         Q1
                                                            --------   --------   --------
Loop Access                                                 $ 56,282   $ 55,003   $ 51,248
Carrier Systems                                               44,587     46,491     39,564
Business Networking                                           22,952     22,180     19,500
                                                            ------------------------------
                                                            $123,821   $123,674   $110,312
Subcategories included in above:
Broadband Access (included in Carrier Systems)              $ 18,241   $ 20,163   $ 18,271
Optical Access (included in Carrier Systems)                  13,854      9,833      8,617
Internetworking (Netvanta & Multi-service Access Gateway)
   (included in Business Networking)                          14,462     13,591     11,092
HDSL (does not include T1) (included in Loop Access)          47,196     46,319     43,752
Other products                                                30,068     33,768     28,580
                                                            ------------------------------
                                                            $123,821   $123,674   $110,312

Segment Revenues:
Carrier Networks                                            $ 93,090   $ 93,288   $ 84,446
Enterprise Networks                                           30,731     30,386     25,866
                                                            ------------------------------
                                                            $123,821   $123,674   $110,312


                                                                         2006
Product Revenues Based on New Categories:                      Q3         Q2         Q1
                                                            --------   --------   --------
Loop Access                                                 $ 59,053   $ 55,427   $ 43,260
Carrier Systems                                               50,049     46,369     44,051
Business Networking                                           23,548     20,500     21,337
                                                            ------------------------------
                                                            $132,650   $122,296   $108,648
Subcategories included in above:
Broadband Access (included in Carrier Systems)              $ 23,870   $ 21,490   $ 21,002
Optical Access (included in Carrier Systems)                  10,122      9,078      8,424
Internetworking (Netvanta & Mulit-service Access Gateway)
   (included in Business Networking)                           9,162      7,599      8,429
HDSL (does not include T1) (included in Loop Access)          49,563     45,979     35,664
Other                                                         39,933     38,150     35,129
                                                            ------------------------------
                                                            $132,650   $122,296   $108,648

Segment Revenues:
Carrier Networks                                            $101,466   $ 94,640   $ 81,219
Enterprise Networks                                           31,184     27,656     27,429
                                                            ------------------------------
                                                            $132,650   $122,296   $108,648

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